CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of RS Small Cap Growth Fund (formerly RS Emerging Growth Fund), RS Growth Fund, RS Technology Fund, RS Mid Cap Growth Fund (formerly RS MidCap Opportunities Fund), RS Select Growth Fund, RS Smaller Company Growth Fund, RS Value Fund, RS Partners Fund, RS Investors Fund, RS Global Natural Resources Fund, RS Large Cap Value Fund, RS Large Cap Alpha Fund, RS Small Cap Equity Fund (formerly RS Small Cap Core Equity Fund), RS S&P 500 Index Fund, RS Equity Dividend Fund, RS International Growth Fund, RS Emerging Markets Fund, RS Investment Quality Bond Fund, RS Low Duration Bond Fund, RS High Yield Bond Fund, RS Tax-Exempt Fund, and RS Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California

April 28, 2009